400 West Ontario Street, Suite 1003, Chicago, IL, 60654
Telephone: (312)505-9267 or Fax: (708)344-5658
Website: www.oakridgeholdingsinc.com




October 28, 2013

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
	AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Monday, December 16, 2013, at 9:00 a.m., local time, at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting and signing the accompanying proxy card and promptly returning it in the enclosed envelope.

/s/ RC Harvey

Robert C. Harvey
Chairman of the Board and Chief Executive Officer














OAKRIDGE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 16, 2013


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Monday, December 16, 2013, at 9:00 a.m., local time, at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The purposes of the Annual Meeting are:

1. To elect five persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment of BDO USA, LLC as the independent auditors of the Company for the fiscal year ending June 30, 2014,

3. To vote on an advisory basis on the frequency of future advisory votes on the compensation of the Company's named executive officers,

4. To vote on an advisory basis on the compensation of the named executive officers as disclosed in the accompanying Proxy Statement, and

5. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

The Board of Directors set October 28, 2013, as the record date for the Annual Meeting. This means that shareholders of the Company's common stock, par value $0.10 per share, at the close of business on that date are entitled to
(1) receive notice of the Annual Meeting and (2) vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. We will make available a list of shareholders of the Company entitled to vote at the Annual Meeting for inspection during normal business hours from October 28, 2013 through December 1, 2013, at the offices of Oakridge Cemetery, 4301 West Roosevelt Road, Hillside, Illinois 60610. This list will also be available at the Annual Meeting.


                                      By Order of the Board of Directors
                                      /s/ Robert B. Gregor
                                      Robert B. Gregor
                                      Secretary

Chicago, Illinois
October 28, 2013



TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.








OAKRIDGE HOLDINGS, INC.
400 West Ontario St.
Suite 1003
Chicago, IL 60654

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 16, 2013

The Board of Directors (the "Board") of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2013 Annual Meeting of Shareholders of the Company (the "Annual Meeting"). The meeting will be held on Monday, December 16, 2013 at 9:00 a.m., local time. The Annual Meeting will be held at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy, or voting in person at the Annual Meeting. The mailing address of the principal executive office of the Company is 4810 120th Street West, Apple Valley, Minnesota, 55124. You also may obtain directions to attend the Annual Meeting in person and vote in person by writing to the Company's principal executive office requesting such directions and indicating the manner in which the Company should send directions to you. The date this Proxy Statement is first being mailed or given to shareholders is on or about October 28, 2013.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram, electronic mail or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company. All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in this Proxy Statement. Below is a list of the different votes shareholders may cast at the Annual Meeting pursuant to this solicitation.


* In voting on the election of five directors to serve until the 2014 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
(1) in favor of all nominees,
(2) withhold votes as to all nominees, or
(3) withhold votes as to specific nominees.

* In voting on the ratification of the appointment of BDO USA LLC as independent auditors, shareholders may vote in one of the three following ways:
(1) in favor of the proposal,
(2) against the proposal, or
(3) abstain from voting on the proposal.

* In voting on an advisory basis on the frequency of future advisory votes on the compensation of the Company's named executive officers, shareholders may vote in one of the four following ways:
(1) in favor of every one year,
(2) in favor of every two years,
(3) in favor of every three years, or
(4) abstain from voting on the proposal.

* In voting on an advisory basis on the compensation of the named executive officers, shareholders may vote in one of the three following ways:
(1) in favor of the proposal,
(2) against the proposal, or
(3) abstain from voting on the proposal.


Shareholders should specify their choice on each matter on the enclosed proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all nominees, FOR the proposal to ratify the appointment of BDO USA, LLP, FOR THREE YEARS for the advisory vote on the frequency of future advisory votes on compensation of the named executive officers, and FOR the advisory vote on the compensation of the named executive officers.

The election of directors will require approval by a plurality of the voting power of the shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), voting in person or by proxy at the Annual Meeting.
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of BDO USA, LLP. If the advisory vote on the compensation of the Company's named executive officers included in this Proxy Statement (the "say-on-pay" vote) receives more votes "for" than "against," then it will be deemed to be approved. The frequency of the advisory vote on future say-on-pay votes receiving the highest number of votes (one, two or three years) by shareholders will be considered the frequency recommended by shareholders. For purposes of determining whether the shareholders have ratified the appointment of BDO USA, LLP, abstentions are treated as shares present or represented and voting and have the same effect as negative votes. Abstentions will have no effect on the say-on-pay vote or the advisory vote on future say-on-pay votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Only holders of Common Stock of record at the close of business on October 28, 2013 are entitled to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held.
On the record date, 1,431,503 shares of the Common Stock were issued and outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of 20% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulative voting rights.


THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS AND THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.


This Proxy Statement is available on www.oakridgeholdingsinc.com, and by e-mailing rHarvey@ohicemetery.com or calling 312-505-9267 to request a copy of the proxy statement, annual report and form of proxy relating to the Company's future annual meetings of shareholders and for the 2013 Annual Meeting.



PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors:

The By-laws of the Company provide that the Board will determine the number of directors. The Board has set its size at five. The Board has nominated the five individuals below to stand for election as directors of the Company at the Annual Meeting. Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board may designate substitute nominees. If that occurs, the persons named in the enclosed proxy card will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

All nominees, except for Robert Harvey and Robert Gregor, are "independent" as that term is defined in Rule 5605(a) of the Nasdaq Stock Market Marketplace Rules. That is the standard for independence the Company has chosen for purposes of the disclosure required in this Proxy Statement by Securities and Exchange Commission ("SEC") rules (even though the Company's Common Stock is not listed on the Nasdaq Stock Market).

THE BOARD OF THE COMPANY RECOMMENDS A VOTE FOR ROBERT HARVEY, ROBERT GREGOR, STEWART LEVIN, PAMELA WHITNEY AND LESTER LIND TO HOLD OFFICE UNTIL THE 2014 ANNUAL MEETING OF SHAREHOLDERS. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR AS TO ALL OF THE NOMINEES, UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXY.




Information about Nominees

The following information has been furnished to the Company, as of October 28, 2013, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

Nominees for Election  Age  Principal Occupation    Director Since
------------------------------------------------------------------

Robert C. Harvey       62   Chairman of the Board,          1992
                            Chief Executive Officer
                            and Chief Financial Officer
                            of the Company and its
                            wholly owned subsidiaries

Robert B. Gregor       62   Secretary of the Company        1993
                            and Vice President of Sales
                            and Marketing of the Company's
                            wholly owned subsidiary

Lester Lind            65   Retired Business Owner of       2011
                            VonHanson's Meats

Pamela Whitney         61   Auditor for Wells Fargo         2003
                            Audit & Security


Stewart Levin          58   Broker at Hallberg              2011
                            Commercial Insurers, Inc.


Other Information about Nominees

Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

Robert Harvey has been the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company and Stinar HG, Inc. since November 1992, and a director, President and Chief Financial Officer of Oakridge Cemeteries since November 2005.

Robert Gregor has been Vice President of Marketing and Sales and Secretary for Stinar HG, Inc. since January 1, 1999, and prior to joining Stinar HG, Inc. he was Senior Account Executive at E.F. Johnson Company since 1993.

Robert Lester Lind is presently retired. Prior to retiring in 2010, he was a shareholder of VonHanson's Meats and has more than 40 years experience in planning, developing and implementing openings of new operations across the United States.

Pamela Whitney is presently an auditor for Wells Fargo Audit and Security and has been in that position since November 11, 2005. Prior to joining Well Fargo Audit and Security she was employed at the CPA firm of Epstein Weber & Conover, PLC and before that was an Inventory Exchange Supervisor at Phillips 66 from 2000 to 2005, and was at the CPA firm of Kilpatrick, Luster & Co., PLLC.

Stewart Levin has been an insurance broker at Hallberg Commercial Insurers, Inc. for 8 years and has been in the insurance business for over 25 years as an owner and a commercial broker.


Board's Leadership Structure

The Company does not have a written policy with respect to separation of the roles of chief executive officer and chairman of the Board, because the Board believes it is in the best interests of our company to make that determination based on the circumstances. Our Chief Executive Officer currently serves as the Chairman of the Board of Directors because we believe that it is in the best interest of the Company to have one person serving in both roles. There is no lead independent director.


Information about the Board and its Committees

The business and affairs of the Company are managed by the Board, which met four times in fiscal year ended June 30, 2013. All of the directors attended all meetings of the Board, with the following exceptions: Robert Gregor (missed one meeting), Lester Lind (missed three meetings) and Pamela Whitney (missed one meeting). Pamela Whitney, Lester Lind and Stewart Levin attended by telephone all meetings of the committees on which they served. The Board has established three committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee, each of which is briefly described below. The Board has no other committees.

The Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders. All of the Company's directors except Pamela Whitney, Robert Gregor and Lester Lind attended the Company's 2012 annual meeting of shareholders.


Compensation Committee

The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Compensation Committee also determines compensation of officers and senior employees of the Company (other than the Chief Executive Officer) and makes recommendations to the Board concerning the compensation of the Chief Executive Officer of the Company. The Compensation Committee also determines any grants of stock or stock options. The Compensation Committee does not have a charter. The Compensation Committee met once during fiscal year 2013. The Compensation Committee currently consists of Lester Lind, Stewart Levin and Pamela Whitney.


Corporate Governance Committee

The Corporate Governance Committee addresses matters of corporate governance, evaluates qualifications and candidates for positions on the Board and the performance of the Chief Executive Officer and the Board, and reviews succession plans and senior management performance. The Corporate Governance Committee met once in fiscal year 2013. The Corporate Governance Committee currently consists of Lester Lind, Stewart Levin and Pamela Whitney. The Corporate Governance Committee does not have a charter. The Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because the size and profile of the Company make it preferable for identification and evaluation of potential candidates to occur on a case-by-case basis.


Audit Committee

The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Audit
Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Audit Committee is the agent of the Board in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Audit Committee is also responsible for recommending to the Board the appointment of the Company's independent accountants. The Audit Committee met four times in fiscal year 2013. The Audit Committee currently consists of Lester Lind, Stewart Levin and Pamela Whitney. The Company's Board historically has followed the advice of the Audit Committee on transactions that could have the potential appearance of not being at arm's length and anticipates doing so in the future. The Audit Committee has determined that Pamela Whitney is an "audit committee financial expert" and is "independent" as defined by SEC rules.


Securityholder Communications

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or specified individual directors by addressing their communication, via U.S. mail, to: Chief Executive Officer, Oakridge Holdings, Inc., 400 West Ontario Street, Suite 1003, Chicago, Illinois 60654. The communications will be collected by the Chief Executive Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.


Director Compensation

The table below sets forth the compensation paid to each non-employee director of the Company during fiscal year 2013. The Company's directors who are employees do not receive separate compensation for serving as directors. Each of the Company's directors is reimbursed for all out-of-pocket expenses incurred on behalf of the Company in connection with serving on the Board.


Name                    Fees earned or
                        paid in cash($)       Total($)

Lester Lind                  2,000             2,000

Pamela Whitney               2,000             2,000

Stewart Levin                2,000             2,000



Certain Relationships and Related Transactions

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations whose officers, directors or employees are also directors or officers, or family members of directors or officers, of the Company. The Company may also engage in transactions with individuals who are, or are family members of, directors or officers of the Company. The Company has an unwritten policy under which the Audit Committee reviews these transactions to examine whether the transactions are conducted on an arm's length basis. The Audit Committee makes a recommendation to the Board whether to approve the proposed transaction, which the Board has historically always followed. In all cases, these related-party transactions have been conducted on an arm's length basis, and none of the transactions require more specific disclosure under applicable SEC rules and regulations, except as described below.

During fiscal years 2012 and 2013, amounts expensed for non-audit compliance services to entities related to the Company's Chief Executive Officer, Robert Harvey, were $17,150 and $13,327, respectively. The Company also has a month-to-month operating lease for office space from the Chief Executive Officer and the total rent expense was $24,600 and $36,000 under this lease in fiscal years 2012 and 2013.

On June 16, 2009, the Company entered into unwritten loan agreements with our Chief Executive Officer and Robert Gregor, the Company's Secretary and Vice President of Sales and Marketing. The aggregate principal amount of each loan, which is the largest amount of principal outstanding since the date of the loan and the principal amount outstanding as of October 28, 2013, is as follows: (1) due to Robert Harvey, $150,000 and (2) due to Robert Gregor, $150,000. No principal was paid on any loan described in this paragraph during fiscal year 2013. Each of the loans described in this paragraph bears interest at the rate of 9.00% per annum, is unsecured and is payable on demand. During the fiscal year ended June 30, 2013, interest of $2,021 was paid to Robert Harvey and $5,326 was paid to Robert Gregor.

On May 10, 2008, the Company agreed to issue $505,000 aggregate principal amount of 9.00% Convertible Subordinated Debentures to the following people for cash contributed by those people to the Company: (1) Robert Harvey, the Company's Chairman of the Board, Chief Executive Officer and Chief Financial Officer and a director, and (2) Robert Gregor, the Company's Secretary, the Vice President of Sales and Marketing of one of the Company's wholly-owned subsidiaries and a director. The aggregate principal amount of each debenture, which is the largest amount of principal outstanding since July 1, 2012 and the principal amount outstanding as of October 28, 2013, is as follows: (1) for Robert Harvey, $410,000 and (2) for Robert Gregor, $150,000. No principal was paid on the debentures during fiscal years 2013 and 2012. During the fiscal year ended June 30, 2013, interest of $36,900 was paid to Robert Harvey and $-0- was paid to Robert Gregor. Each debenture accrues interest at the rate of 9.00% per annum, payable on January 1 of each year until the principal amount of the debenture has been paid in full or converted into the Company's Common Stock.

The principal amount of the debentures is convertible into the Company's Common Stock from the date of issuance until the principal amount is paid in full at a rate of one share of Common Stock for each $0.40 principal amount, subject to typical anti-dilution adjustments. The conversion price of the debentures is equal to the fair market value of the Company's Common Stock as determined by the Board as of the date of issuance.

The debentures mature on July 1, 2014, subject to acceleration in the event of certain mergers or acquisitions involving the Company, a disposition of substantially all of the Company's assets or upon the election of a debenture holder after an event of default. The Company may not prepay the debentures in whole or in part prior to maturity. The debentures are subordinate to all of the Company's indebtedness for borrowed money and liabilities for the deferred and unpaid purchase price of property existing on the date of issuance of the debentures.


Principal Shareholders and Beneficial Ownership of Management

The following table sets forth information regarding beneficial ownership of Common Stock on October 28, 2013 by each person who is a beneficial owner of more than 5% of the Common Stock, issued and outstanding, by each Named Executive Officer named in the Summary Compensation Table, by each director and nominee and all officers and directors as a group. The address for all executive officers and directors of the Company is the Company's business address.


                      Number of shares
Name              beneficially owned(1)      Percent of Class
-----------------------------------------------------------------
Robert C. Harvey*         1,337,279(2)                  54.4%
Robert B. Gregor*           522,164(3)                  26.7%
Lester Lind                       -                        -
Pamela Whitney                    -                        -
Stewart Levin                     -                        -

All directors, executive
officers and director
nominees as a group
(5 persons)               1,859,443(2,3)                62.4%

* Indicates directors and executive officers.

(1) Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.
(2) Includes 66,857 shares held by Robert Harvey's wife and children in which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 245,422 shares held jointly by Robert Harvey and his wife and 1,025,000 shares that could be acquired upon conversion of a convertible subordinated debenture.
(3) Includes 2,350 shares held by Mr. Gregor's wife and children in which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 144,814 shares held jointly by Robert Gregor and his wife and 375,000 shares that could be acquired upon exercise of an option and conversion of a convertible subordinated debenture.


Executive Compensation

The following table sets forth certain information regarding compensation for the Company's two most recently completed fiscal years provided to the Company's Chief Executive Officer and Chief Financial Officer and its only other executive officer who earned remuneration exceeding $100,000 during fiscal year 2013 (the "Named Executive Officers").


Name and                                       All Other
Principal Position         Year   Salary($)  Compensation($)  Total($)
---------------------------------------------------------------------
Robert C. Harvey           2013   $198,400    $13,600         $212,000
Chairman of the Board,     2012   $198,400     $7,200         $205,600
Chief Executive Officer
and Chief Financial
Officer

Robert B. Gregor           2013   $114,800       $206         $115,006
Secretary and Vice         2012   $114,800       $206         $115,006
President of Marketing
and Sales of Stinar
Corporation

The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts listed in the table above under "All Other Compensation" represent life insurance premium payments made by the Company for Robert Gregor and Robert Harvey.

The Company did not make any grants of restricted stock, stock options or other equity-based compensation to the Named Executive Officers during fiscal year 2013. The Company does not currently have any equity compensation plans.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge based solely on its review of the forms furnished to the Company and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and persons who own more than 10% of the Company's Common Stock were complied with in fiscal year 2013.


PROPOSAL NO. 2 -- RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO USA, LLP, independent auditors, to audit the financial statements of the Company for the year ending June 30, 2014 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2014.



Audit Committee Report

The Audit Committee of the Board consists of three members, Lester Lind, Stewart Levin and Pamela Whitney, all of whom are independent as that term is defined in Rule 5605(a) of the Nasdaq Stock Market Marketplace Rules.

The Audit Committee oversees and monitors the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The Board has adopted a written charter of the Audit Committee, which is attached as Appendix A to this Proxy Statement.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including its system of internal controls. The Company's independent auditors audit the annual consolidated financial statements prepared by management and express an opinion on whether those statements fairly present in all material respects the Company's financial position, results of operations and cash flow under generally accepted accounting principles. The Company's independent auditors report directly to the Audit Committee.

In fulfilling its responsibilities for the review of the audited consolidated financial statements for the year ended June 30, 2013, the Audit Committee:

* Reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2013 with management and BDO USA, LLP.

* Discussed with BDO USA, LLP the matters required to be discussed in Statement of Auditing Standards No. 61 regarding communication with audit committees.

* Received written disclosure and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor's communications with the Audit Committee concerning independence, and have discussed with the auditors the auditor's independence.

Based upon this review, the Audit Committee recommended to the full Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 filed with the SEC.



THE AUDIT COMMITTEE
Lester Lind
Pamela Whitney
Stewart Levin



Audit Fees

Aggregate fees for professional services rendered for the Company by Moquist Thorvilson Kaufmann LLC (formerly known as Moquist Thorvilson Kaufmann & Pieper LLC), which combined with BDO USA, LLP on July 1, 2013, for the years ended June 30, 2013, and 2012 were as follows:

                                          Fiscal 2013    Fiscal 2012
                                          -----------    -----------
Audit Fees                                    $59,782        $69,810
Audit-Related Fees                                  -              -
Tax Fees                                            -              -
All Other Fees                                      -              -
                                              -------        -------
Total                                         $59,782        $69,810
                                              =======        =======


The Audit Fees for the years ended June 30, 2013 and 2012 were the amounts billed for professional services in connection with the audits of the consolidated financial statements of the Company and its quarterly (Form 10-Q) and yearly filings (Form 10-K) with the SEC.

The Audit-Related Fees were for the report of the independent registered public accounting firm.

The de minimis exception was not used for any fees paid to Moquist Thorvilson Kaufmann LLC or BDO USA, LLP.

The Audit Committee has considered whether the provision of the above services other than audit services was compatible with maintaining the independence of BDO USA, LLP.

On July 1, 2013, the practice of Moquist Thorvilson Kauffmann LLC ("MTK"), which was engaged as the independent registered public accounting firm of the Company was combined with BDO USA, LLP and the professional staff and partners of MTK joined BDO USA, LLP either as employees or partners of BDO USA, LLP. As a result of this transaction, MTK resigned as the Company's independent registered public accounting firm on August 5, 2013. On August 6, 2013, following the resignation of MTK, the Company, through and with the approval of its Audit Committee, appointed BDO USA, LLP as its independent registered public accounting firm.

MTK's reports on the Company's consolidated financial statements for the years ended June 30, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim, there were: (i) no "disagreements" (within the meaning of Item 304(a) of Regulation S-K) with MTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MTK, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) except as noted below, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with its audit of the Company's financial statements for the years ended June 30, 2012 and 2011, MTK reported the existence of material weaknesses in the Company's internal control over financial reporting to the Audit Committee of the Company. More specifically, the material weaknesses relate to the following:

* Due to the limited number of Company personnel, a lack of segregation of duties exists. An essential part of internal control is for certain procedures to be properly segregated and the results of their performance be adequately reviewed. This is normally accomplished by assigning duties so that no one person handles a transaction from beginning to end and incompatible duties between functions are not handled by the same person. Management plans to explore implementing cost-effective measures to establish a more formal review process in an effort to reduce the risk of fraud and financial misstatements.

* Due to weaknesses in the Company's financial reporting controls specifically relating to inventory at the Aviation Ground Support Equipment segment, management believes there is more than a remote likelihood that a material misstatement of annual or interim financial statements would not be prevented or detected. Management plans to explore implementing cost-effective measures to improve its inventory reporting system in an effort to reduce the risk of a material misstatement of the financial statements.

These material weaknesses have not been corrected.

The Company has provided MTK with a copy of the disclosure above relating to MTK's registration and BDO USA, LLP's appointment as the Company's independent registered public accounting firm, and MTK provided the Company a letter addressed to the SEC stating that it agrees with the statements made above.

During the Company's two most recent fiscal years and the subsequent interim period preceding BDO USA, LLP's engagement, neither the Company nor anyone on its behalf consulted BDO USA, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" or "reportable event" (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of BDO USA, LLP as the Company's independent registered public accounting firm, the Audit Committee considered all relevant factors, including that no non-audit services were previously provided by BDO USA, LLP to the Company.



Preapproval Policies and Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. All audit services and non-audit services provided by the Company's independent auditors must be pre-approved by the Audit Committee. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by the Company's independent auditors.

In addition, the Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management.



PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE
                 ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from shareholders as to the frequency with which shareholders would have an opportunity to provide future advisory votes on compensation of the Company's Named Executive Officers. The shareholders may select a frequency of every one, two or three years, or abstain from voting on this matter. The frequency recommended by shareholders will not be binding on the Company or the Board of Directors.



PROPOSAL NO. 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking its shareholders to provide advisory approval of the compensation of the Named Executive Officers included in this Proxy Statement, as the Company has described it in the "Executive Compensation" section. This vote is advisory and is not binding on the Company or the Compensation Committee. Approval of the compensation of the Named Executive Officers included in this Proxy Statement will be deemed to be provided if there are more "For" than "Against" votes on this proposal. The Company is asking that its shareholders to vote on the following resolution:

RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, is hereby approved.


SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

The proxy rules of the SEC permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2014 is expected to be held on or about
December 16, 2014, and proxy materials in connection with that meeting are expected to be mailed on or about November 1, 2014. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company by July 3, 2014 for inclusion in the proxy statement for the Company's 2014 Annual Meeting. Any other shareholder proposal must have been received by the Company at its principal executive office no later than September 11, 2014 in order to be presented at the 2014 Annual Meeting of shareholders.


OTHER MATTERS

The management of the Company knows of no matter other than the foregoing to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.


MISCELLANEOUS

THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2013, IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC.,
400 WEST ONTARIO STREET, SUITE 1003, CHICAGO, ILLINOIS 60654.



                                           By Order of the Board of Directors

                                           /s/ Robert B. Gregor
                                           Robert Gregor
                                           Secretary

October 28, 2013





Appendix A

IT COMMITTEE STANDARDS


Purpose

The Committee will provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and others relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the Company's compliance with legal and regulatory requirements, and its ethics programs as established by management and the Board, including the Company's Code of Business Conduct. The Committee shall also oversee the independent auditors' qualifications and independence. The Committee will evaluate the performance of the Company's internal controls and independent auditors, including a review and evaluation of the engagement partner. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.


Committee Membership

The Committee shall be appointed by the Board and shall comprise at least three directors. Each Committee member shall meet the requirements of the Stock Exchange listing standards, and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of the Company's Corporate Governance guidelines. No member may serve on the audit committees of more than two public companies. Committee members may receive no compensation from the Company other than director's fees. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise as determined by the Board. The Board will designate a Chairman for the Committee.


Committee Authority and Responsibilities

The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.
The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

1. Independent auditors.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The Committee shall discuss the auditors' independence from management and the Company, including whether the auditors' performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee's review of the independent auditors' internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications and performance of the Company's current independent auditors and select the Company's independent auditors for the next year, subject to shareholder ratification.

2. Audit services.

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including their respective responsibilities. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

3. Permissible non-audit services.

The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. The Committee shall approve in advance all permissible non-audit services to be provided by the independent auditors.

4. Review of interim financial statements; earnings releases.

The Committee Chairman shall review the interim financial statements, and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-QSB. The Committee will discuss the Company's policies and procedures with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

5. Review of annual audited financial statements.

The Committee Chairman shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB, including (a) their judgment about the quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.

The Chairman of the Committee will also review with management and the independent auditors:

(a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles;

(b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and

(c) the effects of alternative accounting methods and regulatory and accounting initiatives on the financial statements. The Chairman of the Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors' activities or on access to requested information, and any significant disagreements with management. The Chairman of the Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as received by the independent auditors.

Based on these reviews, the Committee will make a recommendation to the board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-KSB.

6. Internal controls; disclosure controls and procedures.

The Committee will review and discuss with management, and the independent auditors the Company's internal controls. The Committee will review and discuss the Company's disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

7. Complaint procedures.

The Committee will establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

8. Compliance programs.

The Committee will review and discuss with management, the independent auditors the adequacy and effectiveness of the Company's Code of Business Conduct.

9. Report for inclusion in proxy statement.

The Committee shall prepare the report that SEC rules require to be included in the Company's annual proxy statement.

10. Hiring of auditor personnel.

The Committee shall set clear hiring policies with regard to employees and former employees of the independent auditors.

11. Charter.

The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

12. Annual performance evaluation.

The Committee shall annually review its own performance.

13. Investigative authority.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Outside Advisors

The Committee with the authority of the chairman of the board shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions.

Meetings

The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least semi-annually each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least semi-annually, with the independent auditors, and management to discuss any matters that they wish to bring to the Committee's attention.

The Committee shall report to the Board with respect to its meetings, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.